UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

ELON R. MUSK

X HOLDINGS I, INC.

X HOLDINGS II, INC.

(Names of Filing Persons)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In connection with the pending acquisition of Twitter, Inc. by affiliates of Elon Musk, Elon Musk (@elonmusk), posted the following Tweets on May 13, 2022:

•	Twitter deal temporarily on hold pending details supporting calculation that spam/fake accounts do indeed represent less than 5% of users LINK TO REUTERS ARTICLE “TWITTER ESTIMATES SPAM, FAKE ACCOUNTS COMPRISE LESS THAN 5% OF USERS – FILING”

•	@elonmusk: Still committed to acquisition

Participants in the Solicitation

Twitter, Inc. (“Twitter”), its directors and certain of its executive officers are participants in the solicitation of proxies from Twitter’s stockholders in connection with the pending acquisition of Twitter by the filing persons (the “Transaction”). X Holdings I, Inc., X Holdings II, Inc. and Elon Musk, the filing persons hereunder, may also be deemed to be participants in the solicitation of proxies from Twitter’s stockholders in connection with the Transaction. Twitter intends to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests in the Transaction, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2022.

Important Information and Where to Find It

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These forward-looking statements are based on current expectations about the Transaction and the consummation thereof, but forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the filing persons’ control, and therefore forward-looking statements are not guarantees of future results. Forward-looking statements herein, including statements relating to the consummation of the Transaction on a timely matter or at all, are not guarantees of future results and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the risk that conditions to the consummation of the Transaction may not be satisfied or waived, including receipt of required stockholder and regulatory approvals; (ii) the risk that required financing for the Transaction may not be received; (iii) the risk that litigation relating to the Transaction may disrupt consummation of the Transaction; (iv) the risk that the performance of Twitter’s business and operations may disrupt consummation of the Transaction; and (v) the risk that the occurrence of any event, change or other circumstance could give rise to the termination of the merger agreement. These risks, as well as other risks associated with the Transaction, are more fully discussed in the definitive Transaction Proxy Statement to be filed with the SEC in connection with the Transaction. While the list of factors presented here is, and the list of factors presented in the definitive Transaction Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties related to the Transaction. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. X Holdings I, Inc., X Holdings II, Inc. and Elon Musk do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable securities and other laws.